As filed with the Securities and Exchange Commission on November 21, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
salesforce.com, inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3320693
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

salesforce.com, inc.
The Landmark @ One Market, Suite 300
San Francisco, California 94105
(415) 901-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________________________________

Burke F. Norton, Esq.
Chief Legal Officer and Chief of Corporate and Government Affairs
salesforce.com, inc.
The Landmark @ One Market, Suite 300
San Francisco, California 94105
(415) 901-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________________________
Copy to:
Ronald O. Mueller, Esq.
Stewart L. McDowell, Esq.
Gibson, Dunn & Crutcher, LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
(415) 393-8200
_________________________________________________

Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

______________________________________________________________________________________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.001 per share	4,708,785	$74.02	$348,544,266	$40,397

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of Registrant’s common stock as reported on the New York Stock Exchange on November 15, 2016.

PROSPECTUS
4,708,785 SHARES
Common Stock
________________________
The selling stockholders of salesforce.com, inc. (“Salesforce,” “we,” “us” or the “Company”) listed under the heading “Selling Stockholders” may offer and resell up to 4,708,785 shares of Salesforce common stock under this prospectus. The selling stockholders acquired these shares from us pursuant to an Agreement and Plan of Reorganization dated October 3, 2016 by and among the Company, Salesforce Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Kauai Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Salesforce Holdings LLC, Kauai Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Salesforce Holdings LLC, Krux Digital, Inc., a Delaware corporation (“Krux”), and Shareholder Representative Services LLC, as stockholder representative thereunder, in connection with our acquisition of Krux. The selling stockholders (which term as used herein includes their respective donees and pledgees, transferees or other successors in interest) may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale is within the sole discretion of the applicable selling stockholder, subject to certain restrictions. See “Plan of Distribution.”
We will not receive any proceeds from the sale of the shares by the selling stockholders.
Our common stock is listed on the New York Stock Exchange under the symbol “CRM.” On November 18, 2016, the last reported sale price for our common stock on the New York Stock Exchange was $77.77 per share.
Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus, as well as those risk factors discussed in detail in Part I - Item 1A of our Annual Report on Form 10-K for the year ended January 31, 2016 and Part II - I item 1A in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2016, as filed with the Securities and Exchange Commission (“SEC”).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

__________________

This prospectus is dated November 21, 2016

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

___________________

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” variations of such words and similar expressions are intended to identify such forward-looking statements, which may consist of, among other things, trend analyses and statements regarding future events, future financial performance, anticipated growth and industry prospects. These forward-looking statements are based on current expectations, estimates and forecasts, as well as the beliefs and assumptions of our management, and are subject to risks and uncertainties that are difficult to predict, including:

•	the effect of general economic and market conditions;

•	the impact of foreign currency exchange rate and interest rate fluctuations on our results;

•	our business strategy and our plan to build our business, including our strategy to be the leading provider of enterprise cloud computing applications and platforms;

•	our service performance and security;

•	the expenses associated with new data centers and third-party infrastructure providers;

•	additional data center capacity;

•	real estate and office facilities space;

•	our operating results;

•	new services and product features;

•	our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights;

•	our ability to successfully integrate acquired businesses and technologies;

•	our ability to continue to grow and maintain deferred revenue and unbilled deferred revenue;

•	our ability to protect our intellectual property rights;

•	our ability to develop our brands;

•	our ability to realize the benefits from strategic partnerships and investments;

•	our reliance on third-party hardware, software and platform providers;

•	the effect of evolving government regulations;

•	the valuation of our deferred tax assets;

•	the potential availability of additional tax assets in the future;

•	the impact of expensing stock options and other equity awards;

•	the sufficiency of our capital resources;

•	factors related to our outstanding convertible notes, revolving credit facility and loan associated with our corporate offices at 50 Fremont in San Francisco;

•	compliance with our debt covenants and capital lease obligations; and

•	current and potential litigation involving us.
These and other risks and uncertainties may cause our actual results to differ materially and adversely from those expressed in any forward-looking statements. Investors are directed to risks and uncertainties referenced below under “Risk Factors” and elsewhere in this prospectus for additional detail regarding factors that may cause actual results to be different than those expressed in our forward-looking statements. Except as required by law, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

THE COMPANY
Salesforce is a leading provider of enterprise cloud computing solutions, with a focus on customer relationship management, or CRM. We introduced our first CRM solution in February 2000, and we have since expanded our service offerings with new editions, solutions, features and platform capabilities.
Our mission is to help our customers transform themselves into customer-centric companies by empowering them to connect with their customers in entirely new ways. Our Customer Success Platform, including sales force automation, customer service and support, marketing automation, community management, analytics, application development, Internet of Things integration and our professional cloud services, provide the next-generation platform of enterprise applications, or apps, and services to enable customer success.
Our service offerings are intuitive and easy-to-use, can be deployed rapidly, customized easily and integrated with other platforms and enterprise apps. We deliver our solutions as a service via all the major Internet browsers and on leading mobile devices. We sell to businesses of all sizes and in almost every industry worldwide on a subscription basis, primarily through our direct sales efforts and also indirectly through partners. Through our platform and other developer tools, we also encourage third parties to develop additional functionality and new apps that run on our platform, which are sold separately from, or in conjunction with, our services.
We were incorporated in Delaware in February 1999. Our principal executive offices are located in San Francisco, California, and our principal website address is www.salesforce.com. Our office address is The Landmark @ One Market, Suite 300, San Francisco, California 94105. Information on or accessible through our Internet website is not a part of this prospectus.
When used in this prospectus, the terms “the Company,” “Salesforce,” “issuer,” “we,” “our,” and “us” refer to salesforce.com, inc. and its consolidated subsidiaries, unless otherwise specified.
RISK FACTORS
Investing in our common stock involves risks. You should not purchase shares of our common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should consider carefully the information in this prospectus and carefully read the risks described in the documents incorporated by reference in this prospectus, including the discussion under “Part I-Item 1A-Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2016 and “Part II-Item 1A-Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2016, as such discussion may be amended or updated in other reports filed by us with the SEC.
USE OF PROCEEDS
We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS
Up to 4,708,785 shares of common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. Unless otherwise noted below, the shares being offered were issued to the selling stockholders pursuant to an Agreement and Plan of Reorganization dated October 3, 2016 by and among the Company, Krux and certain other parties in connection with our acquisition of Krux. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of our common stock being registered. We have agreed to pay all fees and expenses incident to the registration and listing of the shares of common stock owned by the selling stockholders.
The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of November 1, 2016, the date of closing of our acquisition of Krux, except as described in the notes to such table. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on approximately 696.7 million shares of our common stock outstanding as of October 31, 2016, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, he, she or it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned After Offering
	Number	Percent		Number	Percent
Selling stockholders who beneficially own, in the aggregate, less than 1% of our outstanding common stock (1)	4,708,785	*	4,708,785	—	*
____________

*	Less than 1% of the total aggregate amount of shares of our common stock outstanding as of October 31, 2016.
(1)
Of the 4,708,785 shares, (x) 498,012 will vest upon the satisfaction of certain vesting conditions and (y) 535,321 are being held in escrow or otherwise subject to indemnification obligations related to the acquisition until May 1, 2018.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,600,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of undesignated preferred stock, $0.001 par value. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part.

Common Stock

As of October 31, 2016, approximately 696.7 million shares of our common stock were outstanding.

Each share of our common stock entitles its holder to one vote on all matters to be voted upon by our stockholders. Subject to any preferences that may apply to any preferred stock that may at the time be outstanding, holders of our common stock will receive ratably any dividends our board of directors declares out of funds legally available for that purpose. If we liquidate, dissolve or wind up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any preferred stock that may at the time be outstanding. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control. The ability to issue preferred stock could delay or impede a change in control.

Anti-Takeover Provisions

Some provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly-held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•
upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85 percent of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10 percent or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of a corporation’s voting stock.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws provide that:

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

•
the approval of holders of two-thirds of the shares entitled to vote at an election of directors is required to adopt, amend or repeal our bylaws or amend or repeal certain provisions of our certificate of incorporation;

•	our board of directors is expressly authorized to make, alter or repeal our bylaws;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

•	our board of directors is authorized to issue preferred stock without stockholder approval;

•	any directors, or the entire board of directors, may only be removed by the affirmative vote of the holders of two-thirds of the shares entitled to vote at an election of directors; and

•
we will indemnify officers and directors against losses that they may incur as a result of investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby.
The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers. The shares of common stock may be sold through broker-dealers by one or more of, or a combination of, the following:

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in privately negotiated transactions; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.
The selling stockholders have informed us that, except as set forth below, none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act of 1933. Certain selling stockholders who are entities rather than natural persons may distribute shares to their partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.
We may restrict or suspend offers and sales or other dispositions of the shares under the shelf registration statement, of which this prospectus forms a part, at any time from and after the effective date of the shelf registration statement, subject to certain terms and conditions. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the shelf registration statement.
Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the common stock will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.

EXPERTS
The consolidated financial statements of salesforce.com, inc. appearing in salesforce.com, inc.’s Annual Report (Form 10-K) for the year ended January 31, 2016 (including the schedule appearing therein), as revised by the Current Report on Form 8-K filed on September 1, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Demandware, Inc. and subsidiaries, incorporated in this prospectus by reference from salesforce.com, inc.’s Form 8-K/A filed on September 1, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement until the selling stockholders listed herein sell all of the shares of our common stock registered under this prospectus or the offering is otherwise terminated:
1. Our Annual Report on Form 10-K for the fiscal year ended January 31, 2016, filed with the SEC on March 7, 2016, as revised by the Current Report on Form 8-K filed on September 1, 2016;
2. The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 31, 2016 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2016;
3. Our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2016, July 31, 2016 and October 31, 2016 filed with the SEC on May 20, 2016, September 1, 2016 and November 21, 2016, respectively;
4. Our Current Reports on Form 8-K, filed with the SEC on February 2, 2016, March 21, 2016, March 22, 2016, April 20, 2016, June 1, 2016, June 3, 2016, July 11, 2016 (as amended on September 1, 2016), August 1, 2016, October 3, 2016 and October 4, 2016;
5. The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 21, 2004, including any amendment or report filed for the purpose of updating such description (No. 001-32224).
We are only incorporating certain portions of our annual proxy statement for our 2016 annual meeting of stockholders as described above and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus from and after the filing of such Annual Reports.
Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Salesforce and our common stock.
Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

salesforce.com, inc.
The Landmark @ One Market, Suite 300
San Francisco, California 94105
(415) 901-7000
Attn: Corporate Secretary
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses to be incurred and paid by the Company in connection with the issuance and distribution of the securities being registered, not including any underwriting discounts, commissions and transfer taxes.

Amount to be paid
SEC registration fee	$40,397
Legal fees and expenses	25,000
Accounting fees and expenses	50,000
Total	$115,397
Item 15. Indemnification of Directors and Officers.
Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its amended and restated certificate of incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.
Section 145 of the General Corporation Law of the State of Delaware allows for the indemnification of officers, directors, employees and agents of a corporation. The amended and restated bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s amended and restated bylaws also empower the Company to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.
Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16. Exhibits.
See Exhibit Index attached hereto and incorporated by reference.

Item 17. Undertakings.
(a)     The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 21st day of November, 2016.

salesforce.com, inc.

By:	/s/ Burke F. Norton
Name:	Burke F. Norton
Title:	Chief Legal Officer & Chief of Corporate and Government Affairs

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Marc Benioff, Mark Hawkins, Joe Allanson, Burke Norton and Amy Weaver, and each of them severally as his or her attorney-in-fact to date and file with the Securities and Exchange Commission this Registration Statement on Form S-3, and to sign, date and file any and all amendments and post-effective amendments to this Registration Statement, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date
/s/ Marc Benioff	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 21, 2016
Marc Benioff
/s/ Mark Hawkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 21, 2016
Mark Hawkins
/s/ Joe Allanson	Executive Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	November 21, 2016
Joe Allanson
/s/ Keith Block	Director, Vice Chairman, President and Chief Operating Officer	November 21, 2016
Keith Block
/s/ Craig Conway	Director	November 21, 2016
Craig Conway
/s/ Alan Hassenfeld	Director	November 21, 2016
Alan Hassenfeld
/s/ Neelie Kroes	Director	November 21, 2016
Neelie Kroes
/s/ Colin Powell	Director	November 21, 2016
Colin Powell
/s/ Sanford R. Robertson	Director	November 21, 2016
Sanford R. Robertson
/s/ John V. Roos	Director	November 21, 2016
John V. Roos
/s/ Lawrence Tomlinson	Director	November 21, 2016
Lawrence Tomlinson
/s/ Robin Washington	Director	November 21, 2016
Robin Washington
/s/ Maynard Webb	Director	November 21, 2016
Maynard Webb
/s/ Susan Wojcicki	Director	November 21, 2016
Susan Wojcicki

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant
3.2 (2)	Amended and Restated Bylaws of the Registrant
4.1 (3)	Specimen certificate of the Registrant’s common stock
5.1*	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (contained on signature page hereto)

*	Filed herewith
(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K as filed with the SEC on June 3, 2016
(2)	Incorporated by reference from the Registrant’s Current Report on Form 8-K as filed with the SEC on March 21, 2016.
(3)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on April 20, 2004.